Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated August 25, 2025, relating to the financial statements of Galata Acquisition Corp. II as of June 30, 2025, and for the period from June 20, 2025 (inception) through June 30, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 11, 2025